UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14a INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Internal Video Script
Greetings everyone, this is Dave DeWalt, your president and CEO. Today I am joined by Renée James, Intel Senior Vice President, and General Manager of the Software and Services Group.
As I’m sure you’ve heard, today McAfee agreed to be acquired by Intel. Obviously this is big news for McAfee, big news for Intel, and big news for the both the security industry and the future of the Internet.
Before I get into the details of the announcement, I wanted to provide you with a sense for how we are thinking about this acquisition and what it means in terms of collective opportunities in the future.
Our two companies are coming together today because we share a common belief that security is a fundamental component of modern computing, and the acquisition reflects its increasing relevance in a completely connected world. As you’ve heard me talk about during prior McAfee town halls, the number of connected devices is expected to grow from 1 billion to 50 billion by 2020. This explosive growth of Internet and IP-enabled devices (e.g. Internet enabled TV, IP addressable cars, ATM machines, medical devices) is fundamentally reshaping communication, collaboration and commerce opportunities for individuals, businesses and governments around the world.
Unfortunately, cyber-criminals and cyber-terrorists are misusing the Internet’s open and any-to-any communication architecture for malicious purposes, leaving many users at risk and the future of the Internet as we know it today in question. Cybercrime costs over 1 trillion dollars worldwide, the identity of 100s’ of millions of individuals have already been compromised and dozens of governments around the globe have already been targets of cyberwarfare.
The current cybersecurity model isn’t extensible across the proliferating spectrum of devices — providing more protection to a heterogeneous world of connected devices means pursuing a fundamentally new approach to security. Frankly, the industry needed a paradigm shift — incremental improvements simply couldn’t bridge the opportunity gap.
Building on McAfee’s global leadership in cybersecurity, we are joining forces with Intel to help tackle this next generation cybersecurity issue which impacts everyone and anything connecting to the Internet.
With that I’d like to have Renee talk about this transaction from Intel’s perspective. They’ve clearly made a big bet in us, as it is the largest acquisition in their 42 year history.
Thanks Dave, I can’t tell you how excited I am about today’s news and all the things the future holds for McAfee’s employees.

We’ve always thought about the two key pillars of computing devices as being power efficient performance and Internet connectivity. Going forward, we believe security has become the third pillar of computing — and it will continue to grow in importance — in all segments of the market. By bringing McAfee’s core security DNA within Intel, we believe we can offer better solutions and products to the market.
Intel has a successful software business built in part by acquiring complementary companies, such as Havok and Wind River, that bring an expertise in software and services in order to deliver high-performance platforms to fast-growing sectors. McAfee is the next step in that strategy, and brings together security and hardware expertise that will better protect consumers and businesses and drive innovation across Intel’s product offerings.
McAfee is the best security software partner for Intel — something we know based on many years as both a customer and successful collaborator on a variety of innovations. In fact, by next year, we will introduce a new security offering as a result of our collaboration.
As with our other software acquisitions, McAfee will remain a stand-alone subsidiary, and retain its leadership team and key expertise, which will facilitate future innovation in security. We look forward welcoming all of your expertise, capabilities and brilliance into the Intel family.
When the acquisition closes, we will have the knowledge and scale necessary to capture the opportunity in security, and in turn, deliver growth and value to Intel, McAfee, our customers and our shareholders.
We expect that together the result will be increased safety, security, and trust in everyday technology experiences. And of course, a reduction in cybercriminal and cyberterrorist threats.
While there are several regulatory clearances and customary closing conditions to be met before the transaction closes, we anticipate that the transaction is likely to close in a few quarters.
Customers around the world have counted on McAfee to help protect them in the past, and now more than ever, they can count on McAfee to do so in the future.
We sincerely appreciate all the hard work all of you have put into making McAfee a leading security vendor — clearly, we believe in it. I look forward to having you all join the Intel family.
Dave, with that I’ll turn it back to you to close.
Thanks Renee

During the close process as well as following the close, McAfee will continue, in fact, to strengthen its security focus, and consumers will experience no change in their user experience or industry-leading service from McAfee. The expectation is that upon close we will operate as a wholly-owned subsidiary of Intel, sustaining our focus on providing leading—edge security solutions, while gaining the benefits of Intel’s technology investments, market-reach, brand and global employee base.
I can honestly tell you that I simply cannot be more excited by today’s news. There is no better partner that we could have found than Intel. They share our vision for better security, they share our vision of a connected world, and working together we’ll be far more able to make a much bigger difference in people’s lives globally.
We’ll be following up with you with regular communications during the pre-close period while we focus on regulatory clearances and customary closing conditions. Until then, thank you again for your dedication and hard work. Congratulations.
Additional Information and Where to Find It
McAfee, Inc. (“McAfee”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Jefferson Acquisition Corporation, pursuant to which McAfee would be acquired by Intel Corporation (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by McAfee through the web site maintained by the SEC at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 246-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).
McAfee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of McAfee in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in McAfee’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 10, 2010. This document is available free of charge at the SEC’s web site at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 246-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).

Note on Forward-Looking Statements
The subject document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S., Europe and other jurisdictions, the ability of Intel to successfully integrate McAfee’s operations and employees, the ability to realize anticipated benefits of the proposed Merger, and such other risks as identified in McAfee’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and McAfee’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. McAfee assumes no obligation to update any forward-looking statement contained in the subject document.